EXHIBIT 5.1

December 20, 2018

Board of Directors

Zomedica Pharmaceuticals Corp.

100 Phoenix Drive, Suite 190

An Arbor, Michigan 48108

Re: Zomedica Pharmaceuticals Corp. – Form S-3 Registration Statement

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), including the base prospectus that is part of the Registration Statement (the "Prospectus") and the sales agreement prospectus that is part of the Registration Statement (the "ATM Prospectus"), filed by Zomedica Pharmaceuticals Corp., a corporation organized under the laws of Alberta, Canada (the "Company"), with the Securities and Exchange Commission (the "Commission") on December 20, 2018 under the Securities Act of 1933, as amended (the "Securities Act").

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $300,000,000 aggregate offering price of: (i) the Company's common shares, without nominal or par value (the "Common Shares"); (ii) the Company's preferred shares, without nominal or par value (the "Preferred Shares"); (iii) the Company's senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), which may be issued pursuant to a senior debt indenture (the "Senior Debt Indenture"), between the Company and the trustee to be named therein (the "Senior Debt Trustee") and a subordinated debt indenture (the "Subordinated Debt Indenture," and together with the Senior Debt Indenture, the "Indentures") between the Company and the trustee to be named therein (the "Subordinated Debt Trustee" and, together with the Senior Debt Trustee, the "Trustees"); (iv) warrants to purchase securities, property or assets of the Company (the "Warrants"); (v) subscription rights to purchase Common Shares or Debt Securities (the "Subscription Rights"); or (vi) units composed of any of the foregoing (the "Units"). The Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into Common Shares or other securities. The Warrants may be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and either a bank, trust company or other financial institution, as warrant agent or, each of the initial holders of such Warrants. The Subscription Rights may be issued pursuant to a subscription rights agreement (the "Subscription Rights Agreement") between the Company and either a bank, trust company or other financial institution, as subscription rights agent or, each of the initial holders of such Subscription Rights. The Units may be issued pursuant to a Unit Agreement (the "Unit Agreement") between the Company and either a bank, trust company or other financial institution, as unit agent or, each of the initial holders of such Units. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The ATM Prospectus relates to the sale by the Company of Common Shares having an aggregate offering price of up to $50,000,000 (the "ATM Shares") under a sales agreement (the "Sales Agreement") to be entered into between the Company and Cantor Fitzgerald & Co.

December 20, 2018

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the additional assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	With respect to Common Shares (other than the ATM Shares), when: (a) the issuance and the terms of the sale of the Common Shares have been duly authorized by the Board of Directors of the Company in conformity with the Company's Articles of Amalgamation, as amended and by-laws; (b) such shares have been issued and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such Common Shares are to be issued upon the conversion, exchange or exercise of any series of Preferred Shares, Debt Securities, Warrants, Subscription Rights or Units, when such shares have been duly issued and delivered as contemplated by the terms of such security or governing instrument in respect thereof, such Common Shares will be validly issued, fully paid and non-assessable.

2.	With respect to the ATM Shares, (a) when the Registration Statement has become effective under the Securities Act, and (b) when the ATM Shares have been issued and sold in accordance with the Sales Agreement, and as described in the Registration Statement and ATM Prospectus, the ATM Shares will be validly issued, fully paid and nonassessable.

3.	With respect to any particular series of Preferred Shares, that: (a) upon designation of the relative rights, preferences and limitations of any series of Preferred Shares by the Board of Directors of the Company and the proper filing of Articles of Amendment with the Corporate Registry of the Province of Alberta and the issuance by such Registry of a Certificate of Amendment relating to such series of Preferred Shares, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares proposed to be sold by the Company; and (b) when such Preferred Shares have been issued and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Preferred Shares will be validly issued, fully paid and non-assessable.

December 20, 2018

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under the laws of the Province of Alberta; (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Shares as is necessary to provide for the issuance of the Common Shares pursuant to the Registration Statement; and (vi) all sales of Common Shares under the Registration Statement, the Prospectus, the ATM Prospectus and any Prospectus Supplement will occur in the United States, no sales of Common Shares shall be made to a person resident in the Province of Alberta and no sales of Common Shares will be made through the facilities of the TSX Venture Exchange.

Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, Warrant Agreement, Subscription Rights Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption "Legal Matters." In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Tingle Merrett LLP

Tingle Merrett LLP